UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 5, 2010

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii  96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure and Item 8.01.  Other Events.

2009 Statistical Supplement and Utility Forecast

On March 5, 2010, HEI filed its unaudited 2009 Statistical Supplement and Utility Forecast (see Exhibit 99). This document includes certain selected financial information for consolidated HEI, HECO and its subsidiaries and American Savings Bank, F.S.B. and its subsidiaries along with other selected data. In addition, this document includes the financial forecast for years 2010 through 2014 for HECO and its subsidiaries along with other selected forecast data.

HEI will post the 2009 Statistical Supplement and Utility Forecast on its website, www.hei.com, as well as a presentation entitled “HEI Financial Community Meetings, March 8-19, 2010.”

HEI intends to use its website, www.hei.com, as a means of disclosing material information and for complying with its disclosure obligations under SEC Regulation FD. Such disclosures will be included on HEI’s website under the heading “Financial Information”, “Other Reports” in the Investor Relations section. Accordingly, investors should routinely monitor such portions of the HEI website, in addition to following HEI’s press releases, SEC filings and public conference calls and webcasts. Also, for documents filed with the Public Utilities Commission of the State of Hawaii (PUC), investors can refer to the PUC website at http://dms.puc.hawaii.gov/dms/.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99	2009 Statistical Supplement and Utility Forecast

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Senior Financial Vice President, Treasurer, and Chief Financial Officer	Senior Vice President and Chief Financial Officer
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: March 5, 2010	Date: March 5, 2010